UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 5, 2007
_________________________
Auriga Laboratories, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware (State or Other Jurisdiction of Incorporation)	000-26013 (Commission File Number)	84-1334687 (IRS Employer Identification No.)
2029 Century Park E, Suite 1130, Los Angeles, California 90067
(Address of principal executive office) (zip code)
Registrant’s telephone number, including area code: (310) 461-3600
N/A
(Former name or former address, if changed since last report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
As previously disclosed in the Definitive Proxy Statement ( the “Proxy Statement”) dated May 11, 2007 of Auriga Laboratories, Inc. (the Company”), on January 2, 2007, the Company Board of Directors approved the 2007 Stock Option Plan (the “2007 Plan”). The Plan is being submitted for approval of the stockholders at a meeting to be held on June 22, 2007, as described in the Proxy Statement, which includes a copy of the 2007 Plan. The Proxy Statement was mailed to stockholders on or about May 11, 2007.
As disclosed in its Quarterly Report on Form 10QSB for the quarter ended March 31, 2007, the Board has approved the grants of nonstatutory stock options (“Plan Options”) for an aggregate of 4,222,500 shares to employees, officers, directors, and independent contractors of the Company, at exercise prices ranging from $0.65 to $1.85 per share. The following grants were made to executive officers and directors under the Plan through May 11, 2007:

Name	Grant Date	# of Shares	Exercise Price	Expiration Date	Vesting
Trevor Pokorney	3/1/07	200,000	$0.72	2/1/2017	(1)
Alan Roberts	3/5/07	275,000	$1.24	3/1/2017	(2)
Elliot Maza	5/4/07	150,000	$1.37	5/4/2017	(3)
(1)	The option vests as follows: (a) 50% of the option vests on March 1, 2007, (b) so long as the reporting person continues to serve on the board of directors, 1/24th of the option shall vest on April 1, 2007, and (c) an additional 1/24th of the option shall vest each month thereafter.
(2)	The option vests as follows: (a) 12/48ths of the option vests on March 5, 2008, (b) so long as the reporting person remains in continuous service, 1/48th of the option shall vest on April 5, 2008, and (c) an additional 1/48th of the option shall vest each month thereafter.
(3)	The option vests as follows: (a) 25% of the option vests May 8, 2007, (b) an additional 1/24th of the option shall vest each month thereafter.
The Plan Options are documented by the Form of Stock Option Agreement for Directors and Executive Officers (filed hereto as Exhibit 10.1). The Board did not make the grant of the Plan Options contingent upon stockholder approval.
The Company’s Form 8-K filed on May 9, 2007, reported a grant of a nonstatutory stock option to purchase 3,000,000 shares of the Company’s common stock, with an exercise price of $1.57 per share (“Pesin Option”) to the Chief Executive Officer of the Company, Phil Pesin. The Pesin Option vests as follows: (i) twenty-five percent of the option is exercisable on May 9, 2008; and (ii) subject to Mr. Pesin’s continued service as the Company’s Chief Executive Officer, 1/24th of the total number of shares of common stock subject to the option will vest each month thereafter. Although the Pesin Option is governed by the terms of the 2007 Plan, it was not granted under the 2007 Plan. The Pesin Option was documented by the Form of Stock Option Agreement, which was filed as Exhibit 10.5 to the May 9 Form 8-K. The Pesin Option was granted pursuant to Mr. Pesin’s employment agreement, which was filed as Exhibit 10.4 to the May 9 Form 8-K.

The grants of the Plan Options were reflected in the Company’s financial statements included in its Quarterly Report on Form 10QSB for the quarter ended March 31, 2007, filed on April 16, 2007.
The United States Treasury Department recently issued final regulations under Section 409A of the Internal Revenue Code. The Company intends to operate the 2007 Plan and, therefore, the Pesin Option in accordance with the requirements of Section 409A. If any amendments are required to be made to the 2007 Plan to comply with Section 409A, such amendments will be made no later than the Section 409A documentary compliance deadline of December 31, 2007.
In the event that amendments are required to be made to the 2007 Plan to comply with Section 409A, the Company expects that the Board will cause the 2007 Plan to be amended, without further stockholder approval, to effect such changes. In such event, the Company will report the changes in, and file a revised copy of the 2007 Plan with, a Current Report on Form 8-K or its next Quarterly Report on Form 10QSB.
The information provided above may be deemed “additional soliciting materials” within the meaning of the Securities Exchange Act of 1934, as amended. The Proxy Statement, which we urge you to read in its entirety, is amended and supplemented by, and should be read as part of, and in conjunction with, the information set forth herein.
Section 9 — Financial Statements and Exhibits.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

Not applicable

(b)	Pro Forma Financial Information.

Not applicable

(c)	Shell Company Transactions.

Not Applicable

(d)	Exhibits.

Exhibit Number	Description

10.1	Form of Stock Option Agreement for Directors and Executive Officers under the 2007 Stock Option Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Auriga Laboratories, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2007	AURIGA LABORATORIES, INC.
	By:	/s/ Charles R. Bearchell
Charles R. Bearchell
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Stock Option Agreement for Directors and Executive Officers under the 2007 Stock Option Plan

5